                                                             EXHIBIT NUMBER (11)
                                                             TO 1994 FORM 10-K

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS




                                              For the Year Ended December 31,
                                          --------------------------------------
                                              1994         1993         1992
                                          ------------ ------------ ------------
Computations Required by
Regulation S-K

Primary Earnings Per Share
--------------------------

Net Income Applicable to
  Common Shares                           $174,917,377 $161,572,474 $142,730,771
                                          ------------ ------------ ------------

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

     Common Shares                          53,866,513   53,019,436   52,199,933

     Diluted Effect of Common
      Equivalent Shares (A)

         Stock Options                         863,506    1,177,972    1,436,772

         Long Term Performance Stock Plan      405,626      391,025      395,224

         Other                                   8,569        1,500        1,301
                                            ----------   ----------   ----------

                                            55,144,214   54,589,933   54,033,230
                                            ==========   ==========   ==========


Net Income Per Common and
 Common Equivalent Share                        $3.17        $2.96        $2.64
                                                -----        -----        -----


         (A) Determined by application of the treasury stock method.

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



                                                             For the Year Ended December 31,
                                                         --------------------------------------
                                                             1994         1993         1992
                                                         ------------ ------------ ------------
Computations Required by
Regulation S-K

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
  Common Shares                                          $174,917,377 $161,572,474 $142,730,771

Add Back: Dividend on Series E Convertible
 Preferred Stock                                            3,125,000    3,129,199    2,764,710
                                                         ------------ ------------ ------------

                                                         $178,042,377 $164,701,673 $145,495,481
                                                         ============ ============ ============
Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

         Common Shares                                     53,866,513   53,019,436   52,199,933

         Diluted Effect of Common
          Equivalent Shares (A)

             Stock Options                                    866,356    1,223,468    1,538,697

             Long Term Performance Stock Plan                 406,022      399,331      403,679

             Other                                              8,664        1,754        1,580

         Other Potentially Dilutive Securities
          Equivalent Shares Assuming Conversion of
          Series E Convertible Preferred Stock              1,204,820    1,204,820    1,066,562
                                                         ------------ ------------ ------------

                                                           56,352,375   55,848,809   55,210,451
                                                         ============ ============ ============


Net Income Per Common and
 Common Equivalent Share                                        $3.16        $2.95        $2.64
                                                                -----        -----        -----

         (A) Determined by application of the treasury stock method.